Exhibit 5

[Front of Certificate]

Number -A	** Shares**

8% Series A	8% Series A
Cumulative Redeemable	Cumulative Redeemable
Preferred Stock	Preferred Stock

CUSIP 804395 30 9 SUBJECT TO TRANSFER RESTRICTIONS
— SEE LEGEND ON REVERSE –

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this certificate is presented by an authorized representative of The Depository
Trust Company (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as isrequested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SAUL CENTERS, INC.

Incorporated under the laws of the State of Maryland

This certifies that

IS THE OWNER OF *******************                                                                          (              )*********************

FULLY-PAID AND NON-ASSESSABLE SHARES OF

8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

Saul Centers, Inc., transferable on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signature of its duly authorized officers.

Dated:	Countersigned and Registered: Continental Stock Transfer & Trust Company Transfer Agent and Registrar
By:
Authorized officer

[SEAL]

/s/ SCOTT V. SCHNEIDER	/s/ B. FRANCIS SAUL III
Secretary	President

[Back of Certificate]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT – Custodian
TEN ENT	– as tenants by the entireties	(Cust) (Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	under Uniform Gift to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

TRANSFERABLE ON THE BOOKS OF THE COMPANY IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

For value received                              hereby sell, assign and transfer unto                              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)                              Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                              Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:                              Signature:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGE-MENT OF ANY CHANGE WHATEVER.

SAUL CENTERS, INC.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Equity Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding shares of Equity Stock of the Corporation (except in such circumstances as the Existing Holder Limit shall apply) or (ii) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Equity Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to classes of stock which may be issued in series, the difference in the relative rights and preferences between the shares of each series, to the extent that they have been set, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office or to the transfer agent.